UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2017 (August 8, 2017)

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2017, Manhattan Bridge Capital, Inc. (the “Company”) entered into an Amended and Restated Credit and Security Agreement (the “Credit Agreement”) with Webster Business Credit Corporation (“Webster”) and Flushing Bank (“Flushing”). In conjunction with the execution of the Credit Agreement, the Company also entered into a Revolving Credit Note in the principal aggregate amount of $5 million with Flushing (the “Note”) and an Amended and Restated Fee Letter (the “Fee Letter”) with Webster, each dated August 8, 2017.

Pursuant to the terms of the Credit Agreement, the Company’s existing line of credit with Webster (the “Credit Line”) was amended to include Flushing as an additional lender, as well as increased the funds available under the Credit Line by $5 million, to $20 million in the aggregate. The Credit Agreement was further amended and restated to incorporate previously reported amendments. In addition, Mr. Ran executed an Amended and Restated Guaranty, which was restated to include previously reported amendments. Finally, the Company executed the Fee Letter which incorporated previously reported amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: August 11, 2017	By:	/s/ Assaf Ran
	Name:	Assaf Ran
	Title:	President and Chief Executive Officer